UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CHINA WIND SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2235008
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China
 (Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by China Wind Systems, Inc., a Delaware corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on The NASDAQ Stock Market LLC.

Item 1.	Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Securities” in the Company’s Prospectus filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2008, and is hereby incorporated by reference herein.

Item 2.	Exhibits

3.1
Articles of Incorporation of the Company as filed with the Secretary of Delaware (filed as an exhibit to the Company’s Current Report on Form 8-K which was filed with the Commission on November 13, 2007 and incorporated herein by reference).

3.2
Amended Articles of Incorporation of the Company as filed with the Secretary of Delaware (filed as an exhibit to the Company’s Current Report on Form 8-K which was filed with the Commission on November 13, 2007 and incorporated herein by reference).

3.3	By-laws (filed as an exhibit to the Company’s Current Report on Form 8-K which was filed with the Commission on November 13, 2007 and incorporated herein by reference).
3.4
Certificate of Merger of China Wind Systems, Inc. into Malex, Inc. as filed with the Secretary of Delaware (filed as an exhibit to the Company’s Current Report on Form 8-K which was filed with the Commission on December 20, 2007 and incorporated herein by reference).

3.5
Restated Articles of Incorporation of the Company as filed with the Secretary of Delaware (filed as an exhibit to the Form S-1/A which was filed with the Commission on May 2, 2008 and incorporated herein by reference).

3.6	Amended Articles of Incorporation of the Company as filed with the Secretary of Delaware (filed herein).
4.1
Form of Warrant to Purchase Common Stock (filed as an exhibit to the Company’s Current Report on Form 8-K which was filed with the Commission on November 13, 2007 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 24, 2009	CHINA WIND SYSTEMS, INC.

	By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer